SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 13, 1999



                               SJNB Financial Corp.
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             (Exact name of registrant as specified in its charter)




           California              0-11771                  77-0058227
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 (State or other jurisdiction    (Commission              (I.R.S. Employer
 of incorporation)               File Number)            Identification Number)


             One North Market Street
             San Jose, California                      95113
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             Address of principal executive offices)   (Zip Code)



       Registrant's telephone number, including area code: (408) 947-7562

Item 5.   Other Events.
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     On August  27,  1999,  the  Company,  Saratoga  Bancorp  ("Saratoga"),  and
Saratoga National Bank ("SNB") entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") pursuant to which all of the outstanding shares of Saratoga common stock will be exchanged for shares of the Company's Common Stock pursuant to a tax-free exchange (the "Merger"), subject to dissenters' rights under applicable law. The Merger Agreement, which had been approved by the Board of Directors of both companies and the Board of Directors of SNB, was subject to approval by the shareholders of both Saratoga and the Company, clearance by regulatory authorities, and other terms and conditions customary for transactions of this type. The significant terms of the Merger are described in the Company's Form 8-K filed on September 1, 1999 (No. 000-11771) and in the Company's Registration Statement on Form S-4 filed on October 14, 1999, as amended on October 27, 1999 (No. 333-89013).

     On December 13, 1999, the shareholders of Saratoga voted to adopt the Merger Agreement and to approve the Merger. On December 13, 1999, the shareholders of the Company also voted to adopt the Merger Agreement and to approve the Merger.

     On November 19, 1999, the Office of the Comptroller of the Currency approved the Merger. In addition, all other material regulatory approvals or consents to the Merger have been obtained.

     On the basis of the above approvals and actions, the parties currently expect the Merger to close in or about January 2000.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 16, 1999

                                   SJNB FINANCIAL CORP.
                                   (Registrant)


                                   By /s/ Eugene E. Blakelsee
                                      -----------------------------------
                                      Eugene E. Blakeslee
                                      Executive Vice President and
                                      Chief Financial Officer